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Exhibit 10.31

CERTAIN MATERIAL (INDICATED BY AN ASTERISK) HAS BEEN OMITTED FROM THIS DOCUMENT PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

DISTRIBUTION AND INVENTORY MANAGEMENT SERVICES AGREEMENT

        This Distribution and Inventory Management Services Agreement ("Agreement") is entered into as of June 1st, 2004 (the "Effective Date") by and between Prometheus Laboratories Inc., a California corporation with its principal place of business located at 5739 Pacific Center Blvd. San Diego, CA 92121 ("Prometheus"), and Cardinal Health Inc*, an Ohio Corporation with its principal place of business located at 7000 Cardinal Place, Dublin, Ohio 43017 ("Cardinal Health").

RECITALS

        WHEREAS, currently Prometheus sells Products (as defined below) to Cardinal Health and Cardinal Health purchases Products from Prometheus for resale distribution; and

        WHEREAS, Cardinal Health is willing to provide certain Base Services as defined below as well as additional services to Prometheus as needed and agreed upon by both parties.

        NOW THEREFORE, in consideration of the foregoing, the mutual representations, warranties and covenants contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

ARTICLE 1
 Definitions

1.1.
"Aggregate Inventory" means, at any given time, the total of Products in units that Cardinal Health has on hand at all of its storage and/or distribution facilities and that Cardinal Health has on order from Prometheus.

1.2.
"Base Services" means the valuable services that Cardinal Health provides to its Customers on a daily basis that significantly benefit Prometheus.

1.3.
"Confidential Information" means the confidential information described in Section 4.2.

1.4.
"Average Weekly Movement" means, at any given time, the total quantity of Products in units, by national distribution code ("NDC") number, sold by Cardinal Health to Customers over the immediately preceding [***] weeks divided by [***].

1.4.
"Customers" means the purchaser of Products from Cardinal Health in the United States.

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

1.5.
"Effective Date" means June 1st, 2004.

1.6.
"Inventory and Sales Reports" means the reports described in Sections 2.2.1.

1.7.
"On Hand Inventory" means the total Product in Cardinal Health's individual distribution centers.

1.8.1.
"On Order Inventory" means the total of Cardinal Health's unfilled orders of Product from Prometheus.

1.9.
"New Price" means the price charged by Prometheus to its wholesale customers for Products from and after the effective date and time of a price change instituted by Prometheus at any time following the Effective Date of this Agreement.

1.10.
"Old Price" means the price charged by Prometheus to its wholesale customers immediately preceding the institution of a New Price.

1.11.
"Products" means all current and future FDA approved pharmaceutical products, bearing Prometheus' NDC as set forth in Exhibit A attached hereto as amended from time to time by Prometheus, which Prometheus sells to wholesale customers in the United States.

1.12.
"Service Level" means Cardinal's order fulfillment to Cardinal customers. For the purposes of this Agreement, acceptable turn around time for an order placed by a Cardinal customer will be delivery within 1 day of the order placement date.

ARTICLE 2
 Purchasing and Inventory

2.1.
Base Distribution and Inventory Management Services.—Cardinal Health agrees to provide the following "Base Services" to Prometheus for the fee structure identified on Exhibit C:
•
Sophisticated ordering technology
•
Daily consolidated deliveries to providers
•
Emergency shipments to providers 24/7/365
•
Consolidated accounts receivable management
•
Contract and chargeback administration
•
Returns and recall processing
•
Customer service support
•
Adequate working inventories to meet customer needs
•
Licensed, environmentally controlled, prescription drug marketing act ("PDMA") compliant, secure facilities

2.2
Additional Distribution and Inventory Management Services.—In addition to the "Base Services" Cardinal Health agrees to provide to Prometheus, the following Distribution and Inventory Management Services:

A.
Inventory Levels. During the term of this Agreement, Cardinal Health will use best efforts to maintain inventory levels of Prometheus Products, [***].

B.
Purchase Requirement. Cardinal Health agrees to purchase 100% of its requirements of Prometheus Products directly from Prometheus.

  C.
  Product Availability. Cardinal Health will work with Prometheus to minimize product shortages and maximize product availability by agreeing to the following:

  a.
  Cardinal Health will institute an automated balancing system on Prometheus Products in order to optimize the use of existing inventories across the entire Cardinal Health network, including brokerage such that the [***] of the Average Weekly Movement. This will be done using parameters agreed upon by Cardinal Health and Prometheus. Cardinal Health agrees that it will maintain sufficient inventory to achieve Service Level of not less than [***]%.

  b.
  During backorder situations and limited product availability and upon Prometheus' request, Cardinal Health will implement more frequent order and receiving cycles to help reduce inventory requirements and will take all steps necessary to avoid stockpiling inventory.

  D.
  Inventory and Sales Reports. Cardinal Health shall prepare inventory reports detailing the status of its Aggregate Inventory of Products and movement of Products by NDC number ("Inventory and Sales Reports") and, for the duration of this Agreement, provide Prometheus with such Inventory Reports (852's) weekly and Sales Reports (867's) weekly. All such Inventory and Sales Reports shall be transmitted in electronic data interchange ("EDI") format pursuant to Section 2.2. (E) and shall include such information as reasonably requested by Prometheus, including but not limited to the following:

  (a)
  On Hand Inventory level by distribution center;

  (b)
  On Order Inventory level by distribution center; and

  (c)
  Sales out by distribution center

    Cardinal Health will provide Prometheus quarterly "Morgue Reports" upon request.

    Cardinal Health may, due to contractual requirements, be required to block certain data in the 867's that discloses customer identity. This may include customer name and drug enforcement agency ("DEA") number, and any other data that would identify a customer. In no event will Cardinal Health be required to provide customer identifying information to Prometheus in the event it is contractually prohibited from doing so.

  E.
  EDI. Cardinal Health's Inventory and Sales Reports shall be transmitted to Prometheus in an EDI 852 and EDI 867 format, respectively.

    Within thirty (30) days after entering into this Agreement, the parties shall examine and test the capability of their respective EDI systems and complete implementation of a mutually agreeable system whereby transfers of information can be made effectively on a consistent basis. In the event that critical internal support systems and electronic communication links, including EDI, are not available for five (5) consecutive business days, the parties will cooperate to promptly implement substitute procedures to document the information customarily sent by EDI and prevent interruptions to each other's business.

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

  F.
  Customer Monitoring. During the term of this Agreement, Cardinal Health will implement processes and procedures to monitor customer order patterns. Within thirty (30) days of execution of this Agreement, Cardinal Health and Prometheus will agree upon parameters which may represent speculative buying activity by Cardinal Health customers. Any orders that exceed [***]% of the Customers average weekly movement and has a material impact on Cardinal's overall average weekly movement, will be investigated by Cardinal Health and the outcome reported to Prometheus. If it is determined by Prometheus and Cardinal Health that a customer is engaging in speculative purchasing activity, additional steps will be implemented by Cardinal Health to limit such customer purchases to reasonable levels.

  G.
  Events Management. Cardinal Health will provide Prometheus with "Events Management" which will include notification when Cardinal Health gains new customers, loses existing customers, and any other information that it is aware of that could affect Product movement.

  H.
  New Product Support. Cardinal Health will provide support for future Prometheus new Product launches. Support will consist of the following:

  a.
  Stocking of initial quantities of new Product at the Cardinal Health distribution centers ("DC's") in an amount reasonably determined by Cardinal Health and Prometheus to meet anticipated demand for such Product.

  b.
  Automatic distribution through Cardinal Health's First Script Program of such Product to participating or targeted pharmacies.

  c.
  Any other activities that the parties may mutually agree upon.

  I.
  Returns. All returns will be handled according to the Prometheus returned goods policy ("RTG") as set forth in Exhibit B attached hereto.

  J.
  Base Service Fee. The quarterly fee that Prometheus will pay to Cardinal Health in exchange for all such [***] and [***],[***] and [***], the [***], and [***] Cardinal Health shall be entitled to shall be as set forth in Exhibit C attached hereto.

2.3
Inspections. Upon reasonable prior notice and during normal business hours, Cardinal Health shall allow employees or agents of Prometheus to enter into each of Cardinal Health's facilities to inspect Cardinal Health's books and records relating solely to inventory and supply of Products (including relevant electronic information), and inspect and take physical counts of inventory, not more than once during each consecutive twelve (12) month period of this Agreement to ensure compliance with this Agreement, and to assist Cardinal Health in keeping such inventory clean, complete and moving to minimize returned Products; provided, however that if a problem is uncovered by Prometheus, Prometheus shall be entitled to up to two (2) additional inspections per twelve (12) month period. In no event shall any such inspection relate to any transaction or event that occurred more than two (2) years prior to the date of such inspection.

2.4
Purchase Limits. Prometheus agrees to ship all Cardinal Health purchase orders in full subject to the limits set forth in section 2.2.A. Prometheus has the right to question and cancel any order that exceeds [***]% of Cardinal Health's equivalent Average Weekly Movement if Cardinal Health is not able to provide reasonable justifications and/or explanations. Prometheus must give Cardinal Health notice of such cancellation within 5 business days of receiving such order from Cardinal Health.

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

ARTICLE 3
 Term and Termination; Remedies

3.1.
Term and Termination. This Agreement shall remain in full force and effect for two (2) years ("Initial Term") from the Effective Date. Thereafter, this Agreement will automatically renew for subsequent one year periods unless either party provides the other with written notice of non-renewal at least sixty (60) days prior to the expiration of its then current term. Notwithstanding the foregoing, either party may terminate this Agreement (a) upon the mutual written agreement of Prometheus and Cardinal Health; or (b) immediately upon a material breach by Prometheus or Cardinal Health of any of the terms of this Agreement that is not cured within thirty (30) days of written notification thereof by the non-breaching party; or (c) immediately upon the institution (whether voluntarily or involuntarily) of bankruptcy, insolvency, liquidation or similar proceedings by or against Prometheus or Cardinal Health, or the assignment of Prometheus' or Cardinal Health's assets for the benefit of creditors.

ARTICLE 4
 Miscellaneous

4.1.
Nature of Relationship. The relationship between Prometheus and Cardinal Health is that of independent contractor, and no agency, franchise, partnership, joint venture or other relationship shall be construed to exist between the parties by virtue of this Agreement.

4.2.
Confidentiality. During the term of this Agreement, each party, its respective agents, employees and representatives (collectively, the "receiving party") may receive or have access to confidential materials and information of the other party (the "disclosing party"). All such materials and information (including, but not limited to the terms of this Agreement, Products information, operations, methods, strategies, formulas, price lists, discount programs, incentives, rebates, records of unit movement for Products, shipping and warehousing, and confidential proprietary information from third parties), are collectively referred to herein as "Confidential Information" and constitute the proprietary property of the disclosing party. During the term hereof and for a period of three (3) years thereafter the receiving party shall hold Confidential Information of the disclosing party in confidence and shall not use or disclose to third persons any such Confidential Information without the disclosing party's prior written consent, excepting those (a) disclosures made on a confidential basis to and for use by the directors, officers, employees, and agents of the receiving party who have a reasonable need to know such information in connection with the receiving party's performance of this Agreement and who are bound by confidentiality obligations at least as restrictive as those contained herein, and (b) disclosures which are required by law or government agencies, as reasonably determined by the receiving party or its legal counsel, or are made on a confidential basis to the receiving party's attorneys, accountants, and other professional advisors in connection with matters relating to this Agreement, and (c) routine disclosures in the normal course of business, including to IMS or similar organizations. Prometheus understands and agrees that Cardinal Health may, in its sole discretion, elect to sell warehouse withdrawal, sales, and other data to IMS and/or other third parties without contribution to Prometheus. Not withstanding the foregoing, "Confidential Information" shall not include material or information which is: (a) already in the public domain at the time of disclosure; (b) rightfully received from a third party without any obligation of confidentiality; or (c) already known to the receiving party or independently developed by the receiving party without any reference to the disclosing party's Confidential Information.

  Upon termination of this Agreement (for any reason) each party will promptly: (i) return to the other party all documentation and other materials (including copies of original documentation or other materials) containing any confidential information of the other party; or (ii) certify to the other party, pursuant to a certificate in form and substance reasonably satisfactory to the other party, as to the destruction of all such documentation and other materials.

4.3.
Assignment and Delegation. Neither party may assign this Agreement without the prior written consent of the other party; provided, however, that either party may assign this Agreement without such consent (i) in connection with a change of control transaction involving the transfer or sale of at least a majority of such party's stock or assets or (ii) to an Affiliate, provided that the assigning party shall remain ultimately liable for any financial obligations under this Agreement. For the purpose of this Section 4.3, an Affiliate shall be defined to include any company controlling, controlled by, or under common control with Cardinal Health or Prometheus as the case may be through stock ownership, direct or indirect. This Agreement shall be binding upon and shall inure to the benefit of the successors and assigns of the parties.

4.4.
Governing Law. Agreement shall be interpreted in accordance with, and governed by, the laws of the State of California, without regard to any conflicts of laws' rules.

4.5.
Severability; Waiver. The invalidity of all or part of any provision of this Agreement shall not affect the validity of any other provision of this Agreement or the remaining portion of the applicable provision. Either party's failure to insist on compliance or enforcement of any provision of this Agreement shall not affect its validity or enforceability or constitute a waiver of future enforcement of that provision or of any other provision of this Agreement.

4.6.
Statute of Frauds. All EDI transmissions made pursuant to this Agreement shall be deemed by the parties to be the same as written communication for all purposes, and for all applications of law and statutes, including but not limited to, the Statue of Frauds under the State of the Ohio Uniform Commercial Code.

4.7.
Force Majeure. Neither party shall be liable for delay in delivery or nonperformance in whole or in part nor shall the other party have the right to terminate this Agreement where delivery or performance has been affected by a condition of force majeure. For purposes of this Agreement, force majeure means a condition which results from causes beyond a party's reasonable control, including, but not limited to, acts of God, acts of the other party, shortages, fires, labor disputes, strikes, floods, epidemics, quarantines, war, riot, delay in transportation, compliance with any applicable governmental regulation or order, whether or not it later proves to be invalid. If either party is affected by a force majeure event, such party shall, within 10 days of its occurrence, give notice to the other party stating the nature of the event, its anticipated duration and any action being taken to avoid or minimize its effect. The suspension of performance shall be of no greater scope and no longer duration than is reasonably required and the non-performing party shall use its best efforts to remedy its inability to perform.

4.8.
Notices. All notices to either party (each a "Notice") shall be in writing, shall refer specifically to this Agreement and shall be hand delivered or sent by express courier service, costs prepaid, or by facsimile to the respective addresses specified below (or to such other address as may be specified by Notice to the other party):

If to Cardinal Health, to:	Cardinal Health 7000 Cardinal Place Dublin, OH 43017 Attention: Executive Vice President Purchasing Telecopier No.: (614) 757-6214
If to Prometheus, to:	Prometheus Laboratories Inc. 5739 Pacific Center Blvd. San Diego, CA 92121 Attention: Managed Care Contracting

Telecopier: (858) 824-0896
With a copy to:	Prometheus Laboratories Inc. 5739 Pacific Center Blvd. San Diego, CA 92121 Attention: Legal Department Telecopier: (858) 535-2193
4.9.
Entire Agreement. This Agreement constitutes the entire agreement between the parties and supersedes all prior contracts, agreements and understandings between the parties whether written or oral with regard to the subject matter hereof. To the extent this Agreement contains terms inconsistent with the terms of any other existing Agreement between the parties this Agreement will control. This Agreement may not be amended except in writing signed by authorized representatives of the parties hereto.

4.10.
Public Announcements. Neither party shall issue any press release or other public announcement, verbally or in writing, referring to the other party or any entity which controls, is controlled by or under common control of such party. Nothing contained herein shall limit the right of either party to issue a press release or public announcement if, in the opinion of such party's counsel, such press release or public announcement is required pursuant to state or federal securities laws, rules or regulations, or other applicable laws, in which case the party required to make the press release or public announcement shall use commercially reasonable efforts to obtain the approval of the other party as to the form, nature and extent of the press release or public announcement prior to issuing the press release or making the public announcement

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day first above written.

Prometheus Laboratories Inc.		Cardinal Health*
By:	/s/ Michael Swanson	By:	/s/ Jim Scott
Name:	Michael Swanson	Name:	Jim Scott
Title:	Chief Financial Officer	Title:	SVP, Purchasing
EDI Contact Person:		EDI Contact Person:
Name:	Evan Chimes	Name:
E-mail:		E-Mail:
Phone:		Phone:

*  The term "Cardinal Health" shall include the following affiliated operating companies: Cardinal Health 110, Inc., formerly known as Whitmire Distribution Corporation, a Delaware corporation (Folsom, California); Cardinal Health 106, Inc., formerly known as James W. Daly, Inc., a Massachusetts corporation (Peabody, Massachusetts); Cardinal Health 103, Inc., formerly known as Cardinal Southeast, Inc., a Mississippi corporation (Richland, Mississippi); Cardinal Health 100, Inc., formerly known as Bindley Western Industries, Inc., an Indiana corporation (Indianapolis, Indiana); Cardinal Health 104, LP f/k/a Cardinal Distribution, L.P., an Ohio limited partnership (Dublin, Ohio) Cardinal Health 107, Inc., formerly known as National Pharmpak Services, Inc., an Ohio corporation, Cardinal Health 108, Inc., formerly known as National Specialty Services, Inc., a Tennessee corporation, and any other subsidiary of Cardinal Health, Inc., an Ohio corporation ("CHI"), as may be designated by CHI.

Exhibit A

Products

Previous NDC#	Prometheus NDC	Product Description
00149-0495-01	65483-0495-14	Helidac Therapy
60976-0598-71	65483-0551-01	Imuran Inj. 100MG/20ML VIAL
60976-0597-55	65483-0590-10	IMURAN TABLET 50MG (100)
63032-0011-60	65483-0093-06	Ridaura Cap 3mg
60976-0350-58	65483-0355-02	TRANDATE INJECTION 100MG/20ML
60976-0350-57	65483-0355-04	TRANDATE INJECTION 200MG/40ML
60976-0346-43	65483-0391-10	TRANDATE TABLET 100MG (100)
60976-0346-44	65483-0391-50	TRANDATE TABLET 100MG (500)
60976-0346-47	65483-0391-11	TRANDATE TABLET 100MG (100 UD)
60976-0347-43	65483-0392-10	TRANDATE TABLET 200MG (100)
60976-0347-44	65483-0392-50	TRANDATE TABLET 200MG (500)
60976-0347-47	65483-0392-22	TRANDATE TABLET 200MG (100 UD)
60976-0348-43	65483-0393-10	TRANDATE TABLET 300MG (100)
60976-0348-44	65483-0393-50	TRANDATE TABLET 300MG (500)
60976-0348-47	65483-0393-33	TRANDATE TABLET 300MG (100 UD)
60976-0996-55	65483-0991-10	ZYLOPRIM TABLET 100MG (100)
60976-0998-55	65483-0993-10	ZYLOPRIM TABLET 300MG (100)
60976-0998-70	65483-0993-50	ZYLOPRIM TABLET 300MG (500)

Exhibit B

PROMETHEUS LABORATORIES INC.

CARDINAL HEALTH RETURNED GOODS POLICY

SUPERSEDES ALL PREVIOUS POLICIES
Effective June 1, 2004
APPLIES TO ALL PROMETHEUS PRODUCTS PURCHASED AFTER June 1, 2004

Customers must contact Integrated Commercialization Solutions (ICS) at (877) 994-3276 to arrange returns per the policy as outlined below. Alternatively, ICS's fax number is 877-280-6677. ICS will forward a Return Authorization Form and a Return Authorization Number (RA#), including instructions for returning the products. All returns must have the RA# clearly marked on the outside of the carton, including shipping and debit memo documentation. The Return Authorization Form needs to be included within the carton. No product will be accepted for return without a RA#.

RETURN POLICY

  A.
  CUSTOMERS

  All returns must be shipped to ICS at 5051 Commerce Drive, Louisville, KY 40229 as outlined in Section II of this Returned Goods Policy for review and consideration for credit as per this Return Goods Policy. Customers will be notified within 30 days of receipt of returns regarding the final credit disposition. Direct customers (wholesalers) will receive credit, pending review of the returned product. All end user customer (retail) returns must go through the wholesaler; alternatively, product can be returned through the end users' reverse logistics supplier. Wholesaler credit deductions for retail returns are to be taken only after the return has been processed by Prometheus and credit disposition has been communicated to the wholesaler.

  B.
  EXPIRED PRODUCTS

  Expired product may be returned for full credit based on [***], unless the product was sold on a non-returnable basis. Credits will be issued for returned product that is [***].

  C.
  [***]

  [***].

  D.
  NON-EXPIRED PRODUCTS

  [***]. It is not our policy to accept returns of saleable merchandise where the intent of the customer is to reduce inventory.

  E.
  CREDITS

  Credit to authorized wholesalers will be based on the [***], unless the product was sold on a non-returnable basis. Returned product must comply with this Returned Goods Policy.

  F.
  ADDITIONAL FEES

  No additional fees will be accepted from direct or end user customers without prior written approval from Prometheus. These fees include but are not limited to: transportation costs associated with the return of product, handling or processing fees per return or per item, and product destruction costs.

  G.
  ORDER ERRORS

  To avoid any restocking charges, all direct customers' ordering errors must result in the customer contacting Prometheus within [***] calendar days of receipt of this product and ICS must receive this product within 30 days from the date of the customers' contact with ICS. If Prometheus agrees to accept the return of an order for which the direct customer did not adhere to the above criteria, that return may carry a [***]% restocking fee. All documented Prometheus shipping errors will be promptly addressed and all transportation costs associated with the error will be the sole responsibility of Prometheus.

  H.
  [***]

  [***].

  I.
  PRODUCTS NOT ELIGIBLE FOR RETURN

  Prometheus reserves the right to destroy, without credit; any product returns that fall under the "Non

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

  Returnable Items" criteria as listed below:

  •
  Damaged by improper storage or subjected to extremes in temperature exposure.
  •
  Involved or purchased in a fire sale, bankruptcy or sacrifice sale.
  •
  Sold on a non-returnable or non-refundable basis.
  •
  Products returned more than [***] past the expiration date.
  •
  Repackaged products.
  •
  Saleable merchandise returned for the purposes of reducing inventory.
  •
  [***].
  •
  [***].
  •
  Any returns of product that do not follow the Prometheus Return Goods Policy.
  •
  Merchandise originally sold through other than normal domestic channels of distribution.
II.
SHIPMENT OF RETURNS

  Returns of Prometheus products, in all cases, must be prepaid by the customer except when goods are returned as a result of an error by Prometheus in the original shipment. Products ordered in error by the customer may be returned for credit, freight pre-paid. [***]. Returned goods must be shipped to Integrated Commercialization Solutions, 5051 Commerce Crossing Drive, Louisville, KY 40229. It is the shipper's responsibility to securely package all return goods products so as to prevent breakage during transit. Delivery of broken, wet and/or leaking shipping containers may be refused by Integrated Commercialization Solutions or if accepted, these containers will destroyed without credit.

III.
POLICIES GOVERNING DAMAGED MERCHANDISE, SHORTAGES AND OVERAGES (REFUSALS)

  Freight bills for shipments that show external damage must be properly noted by carrier as "Damaged" or "Broken" at time of delivery. Shipments should be carefully inspected on arrival to determine any concealed loss or damage. [***]. For handling of damaged merchandise, shortages, and overages found during the receiving process, please contact Integrated Commercialization Solutions at (877) 994-3276 for assistance.

IV.
RECALLS

  In the event of a product recall, Prometheus will notify all direct customers with regard to the procedures to follow to affect the orderly removal of the product from customers' inventory. Cardinal will be reimbursed for all recall services based upon HDMA guidelines.

V.
AGREEMENT

  The foregoing is acknowledged, understood and agreed to as evidenced by execution by the parties in the spaces below on behalf of those respective companies.

By:	/s/ Robert C. Verfurth Robert C. Verfurth Vice President, Managed Markets and Trade Relations Prometheus Laboratories Inc.
By:	/s/ Jim Scott Jim Scott SVP, Purchasing Cardinal Health

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit C

[***]. Prometheus shall pay such fees no later than thirty (30) days after the end of each calendar quarter. All such fees will be paid to Cardinal Health in the form of a credit memo or check as determined by Prometheus. For purposes of this Agreement a "calendar quarter" shall mean the following consecutive three calendar month periods: January 1—March 31, April 1—June 30, July 1—September 30 and October 1—December 31. Cardinal Health shall not be entitled to any fees or payments whatsoever except for those expressly set forth in this Agreement.

[***].

Example:

[***]

[***].

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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  Exhibit 10.31
Exhibit A Products
Exhibit B PROMETHEUS LABORATORIES INC. CARDINAL HEALTH RETURNED GOODS POLICY SUPERSEDES ALL PREVIOUS POLICIES Effective June 1, 2004 APPLIES TO ALL PROMETHEUS PRODUCTS PURCHASED AFTER June 1, 2004